EXHIBIT 99.1
Coleman Cable, Inc. Announces Second-Quarter 2009 Financial Results
WAUKEGAN, Ill., August 6, 2009 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company,” “Coleman,” “we,” “us,” or “our”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced second-quarter 2009 financial results.
•	Second quarter Adjusted EBITDA of $10.4 million

•	Net income of $0.3 million, or $0.02 per diluted share

•	Sales of $112.9 million for the quarter
Management Comments
“We are pleased to report $10.4 million in Adjusted EBITDA for the second quarter, which exceeded our initial projections,” said Gary Yetman, president and CEO. “These results are beginning to show the positive effect of our rationalization efforts within our OEM segment, as well as the favorable impact of recent cost reductions and capacity adjustments.  We are also encouraged by recent sales volume trends, which show modest improvement in certain areas and greater overall stability relative to earlier periods this year. These factors are potential indicators that an overall bottoming-out in volumes may have occurred. Furthermore, our performance this quarter reflects the hard work of all of our employees in improving our cost structure and operations during these difficult times. As a result, we believe we are well positioned to take advantage of the eventual rebound in the U.S. economy.”
Mr. Yetman added, “During the last two months, we have also reduced our outstanding debt, repurchasing $15.0 million (par value) of our 9.875 percent Senior Notes, with $12.8 million (par value) repurchased during the second quarter.  In addition to being repurchased at a discount, these repurchases will also lower our cash interest requirements by nearly $1.5 million annually. At the end of June 2009, we had over $88 million in combined credit availability under our revolver and cash on hand with no required long-term debt repayments until 2012.”
Mr. Yetman concluded, “It is likely that economic conditions will remain challenging for the balance of the year, and our visibility for when our business may return to a period of growth remains limited. However, we are optimistic that Coleman’s financial performance will improve in the second half of 2009 factoring in a continuation of the demand stabilization seen in the early part of the third quarter, a seasonal up-tick in our Distribution business, stability in copper prices, and higher revenue from our recently introduced industrial cable products designed for the utility and alternative energy markets. Accordingly, we expect Adjusted EBITDA to be between $12.0 million and $15.0 million and Adjusted EPS to be between $0.01 and $0.10 per diluted share for the quarter ended September 30, 2009.”

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Second-Quarter Financial Results Summary
For the second quarter of 2009, Coleman generated net income of $0.3 million, or $0.02 per diluted share, as compared to net income of $0.8 million, or $0.05 per diluted share, for the same period of 2008. The 2009 results include a pre-tax gain on the repurchase of Senior Notes of $2.9 million, or $0.08 per diluted share, which was recorded as the result of the repurchase of $12.8 million in par value of the Company’s 9.875 percent Senior Notes at a discount to their par value. The Company’s second-quarter 2009 results also included $1.7 million, or $(0.04) per diluted share, in restructuring charges, primarily incurred in connection with the closure of Coleman’s East Longmeadow, Mass., manufacturing facility in May 2009, and for costs incurred for facilities closed during 2008. Moreover, 2009 second-quarter results include $0.7 million, or $0.02 per diluted share, in other income representing the favorable impact of foreign currency exchange rates on our Canadian subsidiary. For the second quarter of 2008, our earnings included restructuring costs of $2.8 million, or $(0.11) per diluted share, primarily attributable to the integration of the Company’s 2007 acquisitions.
Excluding the above-noted items, the decline in second-quarter 2009 earnings versus the same quarter last year primarily reflects lower overall sales demand. Coleman reported net sales of $112.9 million for the second quarter of 2009 compared to net sales of $267.6 million in the same period last year, a decrease of 57.8 percent. Volume (total pounds shipped) decreased 42.5 percent in the second quarter of 2009 compared to the same prior-year period. These declines reflect a significant contraction in demand across the Company’s business in the face of recessionary conditions, as well as the planned downsizing of Coleman’s OEM segment. The negative impact of lower sales demand on net income was partially offset by a significant improvement in the Company’s gross profit rate, lower selling, engineering, general and administrative expense, a decrease in intangible amortization expense, and reduced interest expense as a result of lower outstanding debt levels.
The Company continues to strengthen its balance sheet. Net debt (net of cash) was reduced by $137.0 million from $356.2 million at June 30, 2008, to $219.2 million at June 30, 2009.
Non-GAAP Results
In an effort to better assist investors in understanding Coleman’s financial results, provided in this release is Adjusted Net Income, Adjusted Earnings Per Share (EPS), and Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), which are all measures not defined under accounting principles generally accepted in the United States (GAAP). Management believes these numbers are useful to investors in understanding the results of operations because they illustrate the impact that interest, taxes, depreciation, amortization, and other non-recurring and/or non-cash charges had on results. These terms are used in this release as they are calculated in the financial information set forth below.
Webcast
Coleman Cable has scheduled its conference call for Friday, August 7, 2009, at 10:00 a.m. Central time. Hosting the call will be Gary Yetman, president and CEO, and Richard Burger, executive vice president and CFO. A live broadcast of the Company’s conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.
About Coleman Cable, Inc.
Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout the United States.

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Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results or performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:
• fluctuations in the supply or price of copper and other raw materials;
• increased competition from other wire and cable manufacturers, including foreign manufacturers;
• pricing pressures causing margins to decrease;
•further adverse changes in general economic and capital market conditions;
• changes in the demand for Coleman Cable’s products by key customers;
• additional impairment charges related to our goodwill and long-lived assets;
• failure to identify, finance or integrate acquisitions;
• failure to accomplish integration activities on a timely basis;
• failure to achieve expected efficiencies in Coleman Cable’s manufacturing and integration activities;
• changes in the cost of labor or raw materials, including PVC and fuel costs;
• failure of customers to make expected purchases, including customers of acquired companies;
• unforeseen developments or expenses with respect to Coleman Cable’s business acquisition, integration and consolidation efforts; and
• other risks and uncertainties, including those described under “Item 1A. Risk Factors” in Coleman Cable’s most recent Annual Report on Form 10-K.
In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.
CCIX-G
Investor Contacts:
Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com
Financial Tables Follow

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COLEMAN CABLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Thousands, except per share date)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Net Sales	$112,932	$267,578	$230,254	$520,062
Cost of Goods Sold	95,922	239,286	196,696	462,921

Gross Profit	17,010	28,292	33,558	57,141

Selling, Engineering, General and Administrative Expenses	9,833	13,480	20,492	26,240
Intangible Asset Amortization	2,073	3,106	4,703	5,768
Asset Impairments	—	—	69,498	—
Restructuring Charges	1,700	2,835	2,357	3,011

Operating Income (Loss)	3,404	8,871	(63,492)	22,122
Interest Expense	6,366	7,531	12,771	15,335
Gain on Repurchase of Senior Notes	(2,900)	—	(2,900)	—
Other (Income) Loss, Net	(732)	2	(393)	123

Income (Loss) Before Income Taxes	670	1,338	(72,970)	6,664
Income Tax Expense (Benefit)	370	495	(8,500)	2,563

Net Income (Loss)	$300	$843	$(64,470)	$4,101

Earnings (Loss) Per Common Share Data
Net Income (Loss) Per Share

Basic	$0.02	$0.05	$(3.84)	$0.24
Diluted	0.02	0.05	(3.84)	0.24

Weighted Average Common Shares Outstanding
Basic	16,809	16,787	16,808	16,787
Diluted	17,195	16,809	16,808	16,804

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COLEMAN CABLE, INC. AND SUBSIDIARIES
Non-GAAP Results
(Thousands)
Statement of Income

	Q2 2008	Q3 2008	Q4 2008	Q1 2009	Q2 2009
	Adjusted Results
Income (loss) before income taxes, as reported	$1,338	$2,890	$(51,520)	$(73,640)	$670
Asset impairments	—	—	29,276	69,498	—
Restructuring charges	2,835	2,504	4,710	657	1,700
Gain on repurchase of debt	—	—	—	—	(2,900)
Currency translations, net	(10)	(67)	2,218	339	(732)
Inventory theft insurance receivable allowance	—	1,588	—	—	—

Income before income taxes, adjusted	4,163	6,915	(15,316)	(3,146)	(1,262)
Income tax expense (benefit), adjusted	1,540	2,759	(5,180)	(379)	(697)

Adjusted net income (loss)	$2,623	$4,156	$(10,136)	$(2,767)	$(565)

Adjusted earnings per share data
Adjusted net income (loss) per common share
Basic	$0.16	$0.25	$(0.60)	$(0.16)	$(0.03)
Diluted	$0.16	$0.25	$(0.60)	$(0.16)	$(0.03)
Weighted average common shares outstanding
Basic	16,787	16,787	16,787	16,787	16,809
Diluted	16,809	16,825	16,787	16,800	17,195

EBITDA	15,921	17,395	(36,999)	(61,140)	12,354
Adjustment differences
Asset impairments	—	—	29,276	69,498	—
Restructuring charges	2,835	2,504	4,710	657	1,700
Gain on repurchase of debt	—	—	—	—	(2,900)
Currency translations, net	(10)	(67)	2,218	339	(732)
Inventory theft insurance receivable allowance	—	1,588	—	—	—

Adjusted EBITDA	$18,746	$21,420	$(795)	$9,354	$10,422

% of net sales	7.0%	7.9%	-0.4%	8.0%	9.2%

Adjusted earnings per share data
Adjusted net income (loss) per common share
Diluted	$0.05	$0.10	$(2.03)	$(3.86)	$0.02
Adjustment differences
Asset impairments	$—	$—	$1.15	$3.64	$—
Restructuring charges	$0.11	$0.09	$0.19	$0.03	$0.04
Gain on repurchase of debt	$—	$—	$—	$—	$(0.08)
Currency translations, net	$(0.00)	$(0.00)	$0.09	$0.02	$(0.02)
Inventory theft insurance receivable allowance	$—	$0.06	$—	$—	$—

Diluted	$0.16	$0.25	$(0.60)	$(0.16)	$(0.03)

Reconciliation of Third Quarter 2009 Earnings Target to GAAP
For the third quarter of 2009, the Company is currently targeting diluted Adjusted EPS to be in the range of $0.01 to $0.10 per share.  On a GAAP basis, the Company is currently targeting diluted EPS to be in the range of $(0.05) to $0.13 per share.
Adjusted EPS is Net Income calculated on a diluted EPS basis excluding restructuring costs, gain on debt repurchases and foreign currency gains and losses recorded at our Canadian subsidiary.

*	Rounding differences may occur for various calculated amounts.

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COLEMAN CABLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Thousands)

	June 30,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,078	$16,328
Accounts receivable, less allowance for uncollectible accounts of $2,719 and $3,020, respectively	69,625	97,038
Inventories	63,477	73,368
Deferred income taxes	3,619	4,202
Assets held for sale	3,535	3,535
Prepaid expenses and other current assets	6,971	10,688

Total current assets	157,305	205,159

PROPERTY, PLANT AND EQUIPMENT, NET	56,855	61,443
GOODWILL	28,929	98,354
INTANGIBLE ASSETS	34,693	39,385
OTHER ASSETS	10,066	7,625

TOTAL ASSETS	$287,848	$411,966

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$160	$30,445
Accounts payable	22,937	27,408
Accrued liabilities	25,284	31,191

Total current liabilities	48,381	89,044

LONG-TERM DEBT	229,120	242,369
OTHER LONG-TERM LIABILITIES	3,780	4,046
DEFERRED INCOME TAXES		7,088
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.001; 75,000 authorized; 17,180 and 16,787 issued and outstanding on June 30, 2009 and December 31, 2008	17	17
Additional paid-in capital	87,346	86,135
Accumulated deficit	(80,438)	(15,968)
Accumulated other comprehensive loss	(358)	(765)

Total shareholders’ equity	6,567	69,419

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$287,848	$411,966

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